Exhibit 99.14
                                                                   -------------

                    DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. LOGO



Press Release

--------------------------------------------------------------------------------

Contacts:

Media:    Terri Snow                        Financial:   Steve Hildebrand
          Executive Director -                           Chief Financial Officer
          Corporate Communications                       (918) 669-2288
          (918) 669-2743
          tsnow@dtag.com

FOR IMMEDIATE RELEASE

         DOLLAR THRIFTY AUTOMOTIVE GROUP REPORTS THIRD QUARTER EARNINGS

  Company benefits from growth strategy; continues aggressive acquisition plan


TULSA, OKLAHOMA, October 29, 2003: Dollar Thrifty Automotive Group, Inc. (NYSE:DTG) today reported results for the third quarter ended September 30, 2003. Total revenue for the 2003 third quarter was $370.5 million, a 9.7 percent increase over the 2002 third quarter. Pretax income was $35.1 million, up 3.1 percent from last year's third quarter. Net income for the quarter was $21.4 million, or $.84 per diluted share. For the comparable 2002 quarter, net income was $21.2 million, or $.85 per diluted share.

For the first nine months of 2003, total revenue was $925.0 million, a 4.8 percent increase over the first nine months of 2002. Net income for the first nine months was $28.3 million, or $1.12 per diluted share, compared to $50.9 million, or $2.05 per diluted share, for the first nine months of 2002.

Vehicle rental revenue was $308.7 million, a 15.2 percent increase over the 2002 third quarter. This growth was driven by a 17.9 percent increase in rental days of which 9.8 percent was generated from franchise acquisitions and greenfield locations and 8.1 percent was generated from stores operated in both years. Vehicle leasing revenue was $41.9 million for the quarter, down 20.5 percent from last year's third quarter due to franchise acquisitions and fewer vehicles leased to franchisees.

"DTG benefited from a strong seasonal increase in summer travel," Gary L. Paxton, President and Chief Executive Officer, said. "We were very pleased to see strong same store volume increases along with improving pricing trends. DTG's revenue per day was down 2.3 percent from last year's third quarter, which was a significant improvement from the 5.9 percent drop experienced during the second quarter. We also did a good job of matching capacity to demand resulting in very strong fleet utilization of 85.2 percent."


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DTG
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DTG  continues  to  execute on the key  elements  of its  growth  strategy  that includes: (1) acquiring both Dollar and Thrifty franchises in key U.S. and Canadian markets, and (2) establishing dual franchises internationally and in smaller U.S. and Canadian markets that allow franchisees to operate both the Dollar and Thrifty brands.

During the third quarter, DTG acquired the U.S. Thrifty Car Rental franchise operations in Atlanta, Houston, Miami, Ft. Lauderdale, West Palm Beach, Florida, and Ontario, California. Effective November 1, DTG will acquire the Thrifty Car Rental franchise operations in Las Vegas and in Hartford, Connecticut. Both Dollar and Thrifty will open greenfield operations at the Richmond, Virginia, airport on November 1. The addition of these key operations, combined with the previously announced acquisitions and openings of greenfield locations, will add approximately 13,500 vehicles on an annualized basis to the company's U.S. rental fleet.

In Canada, DTG completed the acquisition of the Edmonton franchise during the quarter. DTG Canada now operates both the Dollar and Thrifty brands corporately in Calgary, Winnipeg, Ottawa, Toronto, Montreal, Edmonton and Halifax, and operates the Thrifty brand corporately in Vancouver. This substantially completes our strategy of acquiring franchise operations in key Canadian airport markets.

DTG also made progress on its U.S. dual franchise growth initiatives during the third quarter. Thrifty franchisees in Des Moines, Iowa, Harrisburg,
Pennsylvania,   and  Myrtle  Beach,  South  Carolina,  have  opened  new  Dollar in-terminal locations, in addition to their separate Thrifty Car Rental operations.

"Going forward, we are optimistic," Paxton said. "We have made impressive progress transitioning the Thrifty system to corporate operations in key U.S. airport markets and will aggressively continue that effort. In addition to growth through acquisitions, economic indicators continue to be favorable to support increasing travel demand and fuel organic growth. On the cost side, we are achieving operating efficiencies from the combination of our operations. These savings are being offset by implementation costs in 2003, however, we will begin seeing benefits in 2004.

"Regarding the outlook for the fourth quarter, we currently expect revenue per day to be flat to down 2 percent from last year's fourth quarter, and for same store rental day volume to increase by six percent to eight percent."

On August 11, DTG implemented the company's stock repurchase program authorizing the repurchase of up to $30 million of DTG stock over the next two years. During the third quarter DTG repurchased 82,200 shares at a total cost of approximately $2 million.

The Dollar Thrifty Automotive Group, Inc. third quarter 2003 earnings release conference call will be held on Wednesday, October 29, 2003, at 10:00 a.m. (central time). Those interested in listening to the conference call live may access the call via Web cast at the corporate Web site, dtag.com, or by dialing 888-566-5777 (domestic) or 415-228-4995 (international), using the pass code "Dollar Thrifty." An audio replay of the conference call will be available through November 12, 2003, by calling 800-964-4650 (domestic) or 402-998-1124 (international). The replay will also be available via the corporate Web site for one year.

Dollar Thrifty Automotive Group, Inc., a Fortune 1000 Company, is headquartered in Tulsa, Oklahoma, and has approximately 7,000 worldwide employees. Focused on being the low-cost provider in the car rental industry, the company's brands, Dollar Rent A Car and Thrifty Car Rental, serve value-conscious travelers in approximately 70 countries. With operations at most major airports, Dollar and Thrifty have approximately 800 corporate and franchised locations in the United States and Canada. Additional information can be found by visiting dtag.com.


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DTG
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Some  of  the  statements   contained  in  this  press  release  may  constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation Reform Act of 1995. Although Dollar Thrifty Automotive Group, Inc. believes such forward-looking statements are based upon reasonable assumptions, such statements are not guarantees of future performance and certain factors could cause results to differ materially from current expectations. These factors include: price and product competition; economic and competitive conditions in markets and countries where the companies' customers reside and where the companies and their franchisees operate; airline travel patterns; changes in capital availability or cost; costs and other terms related to the acquisition and disposition of automobiles; costs of conducting business and changes in structure or operations; and certain regulatory and environmental matters. Should one or more of these risks or uncertainties, among others, materialize, actual results could vary from those estimated, anticipated or projected. Dollar Thrifty Automotive Group, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


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

                                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                                        CONSOLIDATED STATEMENT OF INCOME
                                 (In thousands, except share and per share data)
                                                  Unaudited

                                                           Three months ended                   As % of
                                                              September 30,                 Total revenues
                                                      ---------------------------         -------------------
                                                          2003            2002              2003        2002
                                                      -----------     -----------         -------     -------
Revenues:
    Vehicle rentals                                   $  308,691      $  268,019            83.3%       79.4%
    Vehicle leasing                                       41,863          52,653            11.3%       15.6%
    Fees and services                                     15,372          15,408             4.2%        4.6%
    Other                                                  4,525           1,588             1.2%        0.4%
                                                      -----------     -----------         -------     -------
         Total revenues                                  370,451         337,668           100.0%      100.0%
                                                      -----------     -----------         -------     -------

Costs and Expenses:
    Direct vehicle and operating                         148,129         122,958            40.0%       36.4%
    Vehicle depreciation and lease charges, net          110,790         109,821            29.9%       32.5%
    Selling, general and administrative                   51,694          43,803            14.0%       13.0%
    Interest expense, net                                 24,765          27,066             6.6%        8.0%
                                                      -----------     -----------         -------     -------
         Total costs and expenses                        335,378         303,648            90.5%       89.9%
                                                      -----------     -----------         -------     -------
Income before income taxes                                35,073          34,020             9.5%       10.1%
Income tax expense                                        13,709          12,813             3.7%        3.8%
                                                      -----------     -----------         -------     -------
Net income                                            $   21,364      $   21,207             5.8%        6.3%
                                                      ===========     ===========         =======     =======
Earnings per share:
    Basic                                             $     0.87      $     0.87
    Diluted                                           $     0.84      $     0.85

Weighted average number
 of shares outstanding:
    Basic                                             24,517,960      24,328,726
    Diluted                                           25,496,094      24,955,874


                                                           Nine months ended                    As % of
                                                             September 30,                  Total revenues
                                                      ---------------------------         -------------------
                                                          2003            2002              2003        2002
                                                      -----------     -----------         -------     -------
Revenues:
    Vehicle rentals                                   $  750,762      $  703,498            81.2%       79.7%
    Vehicle leasing                                      120,531         127,960            13.0%       14.5%
    Fees and services                                     43,235          43,892             4.7%        5.0%
    Other                                                 10,505           7,543             1.1%        0.8%
                                                      -----------     -----------         -------     -------
         Total revenues                                  925,033         882,893           100.0%      100.0%
                                                      -----------     -----------         -------     -------
Costs and Expenses:
    Direct vehicle and operating                         358,897         319,655            38.8%       36.2%
    Vehicle depreciation and lease charges, net          309,146         274,613            33.4%       31.1%
    Selling, general and administrative                  141,490         134,438            15.3%       15.2%
    Interest expense, net                                 66,542          70,344             7.2%        8.0%
                                                      -----------     -----------         -------     -------
         Total costs and expenses                        876,075         799,050            94.7%       90.5%
                                                      -----------     -----------         -------     -------
Income before income taxes                                48,958          83,843             5.3%        9.5%
Income tax expense                                        20,671          32,963             2.2%        3.7%
                                                      -----------     -----------         -------     -------
Net income                                            $   28,287      $   50,880             3.1%        5.8%
                                                      ===========     ===========         =======     =======
Earnings per share:
    Basic                                             $     1.16      $     2.10
    Diluted                                           $     1.12      $     2.05

Weighted average number
 of shares outstanding:
    Basic                                             24,489,428      24,247,140
    Diluted                                           25,244,005      24,878,002


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


                                   DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                                   SELECTED OPERATING AND FINANCIAL DATA



                                                         Three months ended              Nine months ended
                                                         September 30, 2003              September 30, 2003
                                                         ------------------              ------------------

OPERATING DATA:

Vehicle Rental Data: (includes new stores)

    Average number of vehicles operated                             94,335                          79,752
       % change from prior year                                      16.5%                           11.8%
    Number of rental days                                        7,391,000                      18,268,664
       % change from prior year                                      17.9%                           11.8%
    Vehicle utilization                                              85.2%                           83.9%
       Percentage points change from prior year                   1.1 p.p.                        0.0 p.p.
    Average revenue per day                                     $    41.77                     $     41.10
       % change from prior year                                      (2.3%)                          (4.6%)
    Monthly average revenue per vehicle                         $    1,091                     $     1,046
       % change from prior year                                      (1.1%)                          (4.5%)

Same Store Vehicle Rental Data: (excludes new stores)

    Average number of vehicles operated                             86,153                          73,813
       % change from prior year                                       6.4%                            3.4%
    Number of rental days                                        6,775,193                      16,941,774
       % change from prior year                                       8.1%                            3.7%

Vehicle Leasing Data:

    Average number of vehicles leased                               30,659                          29,663
       % change from prior year                                     (18.7%)                          (5.0%)
    Monthly average revenue per vehicle                         $      455                     $       451
       % change from prior year                                      (2.4%)                          (0.9%)

FINANCIAL DATA: (in millions)

    Non-vehicle depreciation and amortization                   $        5                     $        15
    Non-vehicle capital expenditures (excludes acquisitions)             4                              13
    Cash paid for/(refund of) income taxes                             (25)                            (22)




                              SELECTED BALANCE SHEET DATA
                                     (In millions)


                                                  September 30,       December 31,
                                                 2003        2002         2002
                                               --------    --------   ------------
                                                   (Unaudited)

Cash and cash equivalents                      $   142     $   110      $   143
Restricted cash and investments                    411         355          335
Revenue-earning vehicles, net                    2,388       2,212        1,994

Total debt                                       2,582       2,385        2,224
Stockholders' equity                               532         499          499
